Exhibit 99.1

TRANSACTIONS

Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since November 17, 2025, inclusive of any transactions effected through 4:00 p.m., New York City time, on December 1, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Put Option (Exercise Price $15, Expiration 12/19/25)**	9,621 contracts relating to 962,100 shares	1.528	11/18/2025
Common Stock	(205,000)	15.480	11/18/2025
Common Stock	(250,000)	15.714 (1)	11/18/2025
Common Stock	201,849	15.372 (2)	11/19/2025
Common Stock	300,000	15.141 (3)	11/20/2025
Common Stock	250,000	14.739 (4)	11/21/2025
Put Option (Exercise Price $10, Expiration 12/19/25)**	1,295 contracts relating to 129,500 shares	0.170	11/24/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	7,760 contracts relating to 776,000 shares	1.059	11/24/2025
Common Stock	(406,953)	15.462 (5)	11/24/2025
Common Stock	78,461	15.480 (6)	11/25/2025
Put Option (Exercise Price $10, Expiration 12/19/25)**	10,000 contracts relating to 1,000,000 shares	0.110	11/26/2025
Put Option (Exercise Price $10, Expiration 12/19/25)**	5,000 contracts relating to 500,000 shares	0.130	11/26/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	5,000 contracts relating to 500,000 shares	0.960	11/26/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	10,000 contracts relating to 1,000,000 shares	0.994	11/26/2025
Common Stock	(200,000)	16.20	11/26/2025
Common Stock	(50,000)	16.24	11/26/2025
Common Stock	(61,112)	16.50	11/26/2025
Put Option (Exercise Price $10, Expiration 12/19/25)**	6,500 contracts relating to 650,000 shares	0.110	11/28/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	5,000 contracts relating to 500,000 shares	0.840	11/28/2025
Common Stock	(150,000)	16.695 (7)	11/28/2025
Common Stock	350,000	16.840 (8)	11/28/2025
Common Stock	100,000	16.874 (9)	11/28/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	10,000 contracts relating to 1,000,000 shares	0.780	12/1/2025

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Put Option (Exercise Price $15, Expiration 12/19/25)**	1,872 contracts relating to 187,200 shares	1.528	11/18/2025
Common Stock	39,754	15.372 (10)	11/19/2025
Common Stock	(76,821)	15.462 (11)	11/24/2025
Common Stock	(11,466)	16.500	11/26/2025

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Put Option (Exercise Price $15, Expiration 12/19/25)**	355 contracts relating to 35,500 shares	1.528	11/18/2025
Put Option (Exercise Price $15, Expiration 12/19/25)**	152 contracts relating to 15,200 shares	1.528	11/18/2025
Common Stock	5,878	15.372 (12)	11/19/2025
Common Stock	2,519	15.372 (13)	11/19/2025
Common Stock	(11,358)	15.462 (14)	11/24/2025
Common Stock	(4,868)	15.462 (15)	11/24/2025
Common Stock	(1,695)	16.500	11/26/2025
Common Stock	(727)	16.500	11/26/2025

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.
(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.650 to $15.925, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (15).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.205 to $15.425, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.10 to $15.20, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.645 to $14.895, inclusive.
(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.46 to $15.49, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.43 to $15.50, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.65 to $16.755, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.68 to $16.955, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.79 to $16.95, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.205 to $15.425, inclusive.
(11) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.46 to $15.49, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.205 to $15.425, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.205 to $15.425, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.46 to $15.49, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.46 to $15.49, inclusive.